Exhibit 5
                           F O L E Y  &  L A R D N E R

                          A T T O R N E Y S  A T  L A W

   CHICAGO                       FIRSTAR CENTER                     SAN DIEGO
   JACKSONVILLE             777 EAST WISCONSIN AVENUE           SAN FRANCISCO
   LOS ANGELES           MILWAUKEE, WISCONSIN 53202-5367          TALLAHASSEE
   MADISON                  TELEPHONE (414) 271-2400                    TAMPA
   ORLANDO                  FACSIMILE (414) 297-4900          WASHINGTON D.C.
   SACRAMENTO                                                 WEST PALM BEACH


                                  May 14, 1997



   FCB Financial Corp.
   420 South Koeller Street
   Oshkosh, WI 54902

   Gentlemen:

             We have acted as counsel for FCB Financial Corp., a Wisconsin corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 83,112 shares of the Company's common stock, $.01 par value (the "Common Stock"), which may be issued pursuant to the OSB Financial Corp. 1992 Stock Option and Incentive Plan (the "1992 Plan"). The 1992 Plan was assumed by the Company as a result of the merger of OSB Financial Corp. with and into the Company effective May 1, 1997.

             In connection with our representation, we have examined: (i) the Registration Statement; (ii) the Company's Articles of Incorporation and Bylaws, as amended to date; (iii) the 1992 Plan and amendments thereto; and (iv) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

             Based upon the foregoing, we are of the opinion that:

             1. The Company is a corporation validly existing under the laws of the State of Wisconsin.

             2. The shares of Common Stock, when issued by the Company in the manner and for the consideration contemplated in the 1992 Plan, will be legally issued, fully paid and nonassessable and no personal liability will attach to the ownership thereof, except for debts owing to employees of the Company for services performed, but not exceeding six months' service in any one case, as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law and as such section and its predecessors have been judicially interpreted.

             We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm therein. In giving our consent, we do not admit that we are "experts" within the meaning of
   Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

                                      Very truly yours,



                                      FOLEY & LARDNER